News Release

TranSwitch Corporation Announces

At-The-Market Issuance Program

SHELTON, CT – February 10, 2012 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced that it has filed a prospectus supplement to sell up to an aggregate of $10,000,000 of its common stock (Shares) through an “at-the-market” (ATM) offering. If utilized, the Shares would be offered through MLV & Co. LLC (MLV) as sales agent. MLV, at TranSwitch’s discretion and instruction, will use its commercially reasonable efforts to sell the Shares at market prices from time to time, including sales made directly on The NASDAQ Capital Market. TranSwitch currently intends to use the proceeds from any sales related to the ATM offering for product development, working capital and other general corporate purposes. TranSwitch’s agreement with MLV automatically terminates upon the earlier to occur of the three-year anniversary of the date hereof, or the issuance and sale of all of the Shares (unless earlier terminated pursuant to the terms thereof).

Sales in the ATM offering, if any, would be made pursuant to the prospectus supplement dated February 10, 2012, which supplements the prospectus dated October 21, 2009, filed as part of the effective shelf registration statement that TranSwitch filed with the Securities and Exchange Commission (SEC) on October 21, 2009.

For more complete information about TranSwitch and the ATM offering, you are encouraged to read the prospectus, the prospectus supplement and other documents TranSwitch has filed with the SEC. You may obtain these documents on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of TranSwitch’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About TranSwitch Corporation

TranSwitch Corporation (NASDAQ: TXCC)  designs, develops and supplies innovative semiconductor and intellectual property (IP) solutions that provide core functionality for voice, data and video communications equipment for network, enterprise and customer premises applications. Founded in 1988, TranSwitch is headquartered in Shelton,CT. The Company provides integrated multi-core network processor System-on-a-Chip (SoC) solutions and software solutions for fixed, 3G and 4G Mobile, VoIP and Multimedia Infrastructures.  For the customer premises market the Company offers a family of communications processors that provide best-in-class performance for a range of applications and  also provide interoperable connectivity solutions that enable the reliable distribution and presentation of high-definition (HD) content for consumer electronics and personal computer  markets.  Our intellectual property (IP) products are compliant with global industry standards such as HDMI and DisplayPort and also feature our proprietary HDP™ and AnyCable™ technologies. For more information, please visit www.transwitch.com.

Forward-Looking Statements

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization; risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Mary Lombardo

Investor Relations

Phone: 203.929.8810 ext. 2254